Exhibit 1.1
MANAGEMENT AND UNDERWRITING AGREEMENT
Rights Issue by KB Financial Group Inc.
Dated July 10, 2009
KB FINANCIAL GROUP INC.
as the Company
and
GOLDMAN SACHS (ASIA) L.L.C., SEOUL BRANCH
as Joint Lead Manager and Underwriter
MORGAN STANLEY & CO. INTERNATIONAL PLC, SEOUL BRANCH
as Joint Lead Manager and Underwriter
KOREA INVESTMENT & SECURITIES CO., LTD.
as Joint Lead Manager, Underwriter and Korean Manager
SAMSUNG SECURITIES CO., LTD.
as Joint Lead Manager, Underwriter and Korean Manager
KB INVESTMENT & SECURITIES CO., LTD.
as Korean Manager

i

Schedule 1.	Form of Officer’s Certificate
Schedule 2.	Underwriting Commitments
Schedule 3.	Documents to be Delivered
Schedule 4.	Subsidiaries
Schedule 5.	Representations and Warranties
Schedule 6.	Form of Legal Opinion of U.S. Counsel for the Company
Schedule 7.	Form of Legal Opinion of ADR Depositary’s Counsel
Exhibit A.	Form of Notice from the Company to the Underwriters

ii

This Management and Underwriting Agreement (the “Agreement”) is made on July 10, 2009 by and among:
(1)	KB FINANCIAL GROUP INC., a company incorporated under the laws of Korea and having its registered office at 9-1, 2-ga, Namdaemun-ro, Jung-gu, Seoul 100-703, Korea (“Company”);

(2)	GOLDMAN SACHS (ASIA) L.L.C., SEOUL BRANCH, having its registered office at 21st Floor, Hungkuk Life Insurance Building, 226 Shinmun-ro 1-ga, Jongno-gu, Seoul 110-061 (“GS”);

(3)	MORGAN STANLEY & CO. INTERNATIONAL PLC, SEOUL BRANCH, having its registered office at 22nd/23rd Floor, Hungkuk Life Insurance Building, 226 Shinmun-ro 1-ga, Jongno-gu, Seoul 110-061(“MS”);

(4)	KOREA INVESTMENT & SECURITIES CO., LTD., having its registered office at Korea Investment & Securities Building, 27-1, Yeouido-dong, Yeongdeungpo-gu, Seoul 150-745, Korea (“KIS”);

(5)	SAMSUNG SECURITIES CO., LTD., having its registered office at 9F, Jongno Tower Building, 6, 2-Ga, Jongno-gu, Seoul 110-789, Korea (“SS”); and

(6)	KB INVESTMENT & SECURITIES CO., LTD., having its registered office at 21/22F, Goodmorning Shinhan Tower, 23-2, Yeouido-dong, Yeongdeungpo-gu, Seoul 150-877, Korea (“KBIS”).
Whereas:
(A)	Company. As at the date hereof, the Company had 308,944,022 Shares issued and outstanding, all of which are listed on the KRX KOSPI Market (the “Korea Exchange”). The Company’s ADSs are listed on the New York Stock Exchange (the “NYSE”).

(B)	Rights Issue. The Company proposes to offer, by way of an underwritten transferable rights issue (the “Rights Issue”), the New Shares, directly or in the form of New ADSs, and at the Subscription Price as follows: (i) up to 20% of the New Shares, to the members of the ESOA, and (ii) to the Entitled Shareholders (as to the New Shares not taken up by the members of the ESOA, in proportion to the Shares held by or standing to the credit of the Securities Accounts for the benefit of such Entitled Shareholders, as the case may be, as at the Record Date), fractional entitlements to be disregarded. The Company proposes to grant Entitled Shareholders transferable rights to purchase their pro rata share of the New Shares (the “Share Rights”), and to cause the ADR Depositary to grant Entitled ADS Holders transferable rights to purchase their pro rata share of the New ADSs representing the New Shares (the “ADS Rights” and, together with the Share Rights, the “Subscription Rights”).

(C)	Rump Placement. The Company proposes to offer the Rump Shares by way of a private placement in Korea and to investors elsewhere, including a placing of such Rump Shares in the United States.

(D)	Approval by the Board of Directors. On or prior to the date of this Agreement, the Board of Directors approved the allotment and issuance of up to a maximum of 30,000,000 Shares by way of the Rights Issue.

(E)	Filings. The Company has lodged, or will lodge, an Initial SRS with the FSC on or prior to the date of this Agreement, and will lodge an Amended SRS and a Final SRS on or prior to the relevant Filing Date and will file a Korean Final Prospectus on or prior to the Final Filing Date. The Company has filed, or will file, a registration statement on Form F-3 with the SEC on or about the date of this Agreement, and will file a prospectus, which may be in the form of a base prospectus included in the Registration Statement and one or more prospectus supplements to such base prospectus (including the documents, if any, incorporated by reference therein, and as amended or supplemented from time to time, the “Prospectus”) relating to the Rights Issue and for use in the United States, on the relevant Filing Date(s) or as may otherwise be required under the Securities Act.

(F)	Management and Underwriting. The Company has requested:
(1)	the Joint Lead Managers, and the Joint Lead Managers have agreed, to manage the Rights Issue; and

(2)	the Underwriters, and the Underwriters have severally agreed, to underwrite the Rights Issue, in each case on the terms and subject to the conditions referred to in this Agreement.

(G)	Listing. The Company has applied or will apply for listing and quotation of the New Shares on the Korea Exchange, and the listing of the New ADSs on the NYSE.
It is agreed as follows:
1.	Interpretation

1.1	Definitions

In this Agreement (including the Recitals and Schedules), unless the context otherwise requires, the following terms shall have the following respective meanings:

“ADR” means the certifcate(s) issued by the ADR Depositary to evidence the ADSs issued under the terms of the Deposit Agreement;

“ADR Depositary” means Citibank, N.A., as depositary for the ADR program of the Company;

“ADS Holder” means holders of ADSs;

“ADS Rights” has the meaning given to it in Recital (B);

“ADS Rights Agent” means Citibank, N.A., in its capacity as the Company’s agent appointed under the Rights Agency Agreement in connection with the ADS Rights;

“ADS Registration Statement” means the registration statement on Form F-6 (File No. 333-153711) that the Company has filed with the SEC for the registration under the Securities Act of the offering and sale from time to time of ADSs by the Company, including all exhibits thereto, each as amended at the time such part of the registration statement became effective;

“ADS Rights Certificate” has the meaning given to it in Clause 5.5.1;

“ADS Rights Listing” means the listing and quotation of the ADS Rights on the NYSE;

“ADS Rights Listing Approval” means the approval to be granted by the NYSE for the ADS Rights Listing;

“ADS Subscription Deposit Price” means the sum of (i) the U.S. dollar equivalent per New ADS of the amount determined by the following formula: [Initial Base Price x (1 — Discount Rate)] / [1 + (Capital Increase Ratio × Discount Rate)], based on the prevailing U.S. dollar to Korean Won exchange rate on the Business Day immediately preceding the Subscription Period for the ADSs, and (ii) such additional U.S. dollar amount per New ADS (if any) as the ADS Depositary may reasonably determine in good faith as required (x) to ensure that the ADS Subscription Deposit Price shall not, by reason of fluctuations in the U.S. Dollar to Korean Won exchange rate between the applicable dates, be lower than the ADS Subscription Price and (y) to cover its currency conversion expenses;

“ADS Subscription Price” means the price per New ADS at which holders of ADS Rights may subscribe for New ADSs pursuant to the Rights Issue, calculated as the U.S. dollar equivalent of the Subscription Price, based on the actual U.S. dollar to Korean Won exchange rate (including currency conversion expenses) at which the Company is able to convert the applicable portion of the ADS Subscription Deposit Price into the Subscription Price on or prior to the Subscription Period commencement date for the Shares;

“ADSs” means the American depositary shares, each representing one Share;

“Affiliate” of a specific person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified;

“Amended SRS” means the revised securities registration statement, which includes the unaudited non-consolidated financial statements of the Company and the Bank for the six months ended June 30, 2009, prepared in accordance with Korean GAAP, to be lodged with the FSC on the Amended Filing Date in connection with the Rights Issue;

“Amended Filing Date” means August 7, 2009 (or such other date as may be determined by the Company with the written consent of the Underwriters, which consent shall not be unreasonably withheld);

“Auditors” means Deloitte Anjin LLC and Samil PricewaterhouseCoopers;

“Bank” means Kookmin Bank;

“Base Prospectus” means the prospectus dated July 10, 2009, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus;

“Board of Directors” means the board of Directors of the Company;

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which the Korea Exchange or the NYSE is, or banking institutions in Korea or The City of New York are, authorized or obligated by law to close;

“Capital Increase Ratio” means 8.41864%;

“Closing Date” has the meaning given to it in Clause 7.2;

“Closing Price” means the daily closing price of Shares on the Korea Exchange;

“Closing Time” means 5:00 p.m. (Korea time) (or such other time as may be agreed between the Company and the Underwriters) on the Closing Date;

“Common Stock” means shares of common stock of the Company, par value KRW5,000 per share;

“Company Indemnified Person” has the meaning given to it in Clause 12.2;

“DART” means the Data Analysis, Retrieval and Transfer System, operated and maintained by the FSC;

“Defaulted New Shares” has the meaning given to it in Clause 6.2.1;

“Defaulting JLM/UW” has the meaning given to it in Clause 14.1;

“Defaulting Underwriter” has the meaning given to it in Clause 6.2.1;

“Deposit Agreement” means the Third Amended and Restated Deposit Agreement by and among the Company, the ADR Depositary and holders and beneficial owners of ADSs;

“Depositors” and “Depository Register” shall have the meanings given to them in Article 309 of the FSCMA;

“Directors” means the directors of the Company for the time being;

“Disclosure Package” shall mean the (i) Prospectus (as amended and supplemented, including, for the avoidance of doubt, by the Prospectus Supplement), (ii) any Issuer Free Writing Prospectus(es), and (ii) any other Free Writing Prospectus(es) that the Company on the one hand and the Underwriters on the other shall hereafter expressly agree in writing to treat as part of the Disclosure Package (together with any Issuer Free Writing Prospectus, the “Permitted Free Writing Prospectus”);

“Discount Rate” means 25.0%;

“DTC” means The Depository Trust Company;

“Effective Date” has the meaning given to it in the definition of “Registration Statement”;

“Entitled ADS Holders” means holders of the ADSs entitled to subscribe for the New ADSs representing the New Shares to be allotted to the ADR Depositary as at the Record Time;

“Entitled Shareholders” means Shareholders, other than the Bank, entitled to subscribe for the New Shares as at the Record Time;

“ESOA” means the employee stock ownership association of the Company the members of whom have certain preemptive rights in relation to the Shares to be offered under the FSCMA;

“ESOA Subscription Date” means August 3, 2009 (or such other date as may be determined by the Company with the written consent of the Underwriters, which consent shall not be unreasonably withheld);

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder;

“Excluded New Shares” has the meaning given to it in Clause 6.4;

“Filing Dates” means the Initial Filing Date, the Amended Filing Date and the Final Filing Date, as the case may be;

“Final Base Date” means the third Business Day prior to the first day of the Subscription Period for the Shares;

“Final Base Price” means the lower of (i) the arithmetic average of (x) the volume-weighted average Closing Price for the one-week period immediately preceding, and inclusive of, the Final Base Date and (y) the Closing Price on the Final Base Date, and (ii) the Closing Price on the Final Base Date;

“Final SRS” means the revised securities registration statement, which includes the final offering price of the New Shares, to be lodged with the FSC on the Final Filing Date in connection with the Rights Issue;

“Final Filing Date” means August 21, 2009 (or such other date as may be determined by the Company with the written consent of the Underwriters, which consent shall not be unreasonably withheld);

“Free Writing Prospectus” shall have the meaning set forth in Rule 405 under the Securities Act;

“FSC” means the Financial Services Commission of Korea;

“FSCMA” means the Financial Investment Services and Capital Market Act of Korea;

“ICC” means the International Chamber of Commerce;

“indemnified party” means any person in respect of which indemnity may be sought pursuant to Clause 12;

“indemnifying party” means the person against whom indemnity may be sought by any indemnified party pursuant to Clause 12;

“Initial Base Date” means the third Business Day prior to the Record Date;

“Initial Base Price” means the lower of (i) the arithmetic average of (x) the volume-weighted average Closing Price for the one-month period immediately preceding, and inclusive of, the Initial Base Date, (y) the volume-weighted average Closing Price for the one-week period immediately preceding, and inclusive of, the Initial Base Date, and (z) the Closing Price on the Initial Base Date, and (ii) the Closing Price on the Initial Base Date;

“Initial SRS” means the initial securities registration statement, as amended from time to time (other than by the Amended SRS and the Final SRS), which includes, among others, the audited consolidated and non-consolidated financial statements of the Company and the Bank for the year ended December 31, 2008, prepared in accordance with Korean GAAP, lodged or to be lodged on the Initial Filing Date with the FSC in connection with the Rights Issue;

“Initial Filing Date” means July 10, 2009 (or such other date as may be determined by the Company with the written consent of the Underwriters, which consent shall not be unreasonably withheld);

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act;

“Joint Lead Managers” means GS, MS, KIS and SS, and “Joint Lead Manager” means any of them;

“Korea” means the Republic of Korea;

“Korea Exchange” has the meaning given to it in Recital (A);

“Korea Exchange Listing Manual” means the Securities Market Listing Regulation of the Korea Exchange, as amended from time to time;

“Korean Final Prospectus” means the final prospectus to be lodged with the FSC, together with the Final SRS, in connection with the Rights Issue;

“Korean GAAP” means the generally accepted accounting principles in Korea;

“Korean Management Agreement” means the offering management agreement (Mo-Jip-Joo-Sun-Gye-Yak) dated July 10, 2009 by and among KIS, SS, KBIS and the Company;

“Korean Managers” means KIS, SS and KBIS, and “Korean Manager” means any of them;

“Korean Won” and “KRW” mean the lawful currency of Korea;

“KSD” means the Korea Securities Depository;

“Last Subscription Date” means the last day of the Subscription Period for the Shares;

“Losses” has the meaning given to it in Clause 12.1;

“Material Adverse Effect” means a material adverse effect on:
(1)	the condition (financial, operational, legal or otherwise) or the earnings, prospects, stockholder’s equity, results of operations or business affairs of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; or

(2)	the ability of the Company to perform its obligation under or with respect to, or consummate, the transactions contemplated by this Agreement or the Offer Documents;
“Moody’s” has the meaning given to it in Clause 11.1.8;

“New ADSs” means new ADSs to be allotted and issued by the ADR Depositary pursuant to the Rights Issue, and “New ADS” means any of them;

“New Shares” means 30,000,000 new Shares to be allotted and issued by the Company, including those to be represented by ADSs, pursuant to the Rights Issue, and “New Share” means any of them;

“New Shares Listing” means the listing and quotation of the New Shares on the Korea Exchange;

“New Shares Listing Approval” means the approval to be granted by the Korea Exchange for the New Shares Listing;

“Non-Defaulting Underwriter” has the meaning given to it in Clause 6.2.1;

“Notification Date” means the date on which the Company notifies the Underwriters of the number of Rump Shares pursuant to Clause 2.1.4;

“NYSE” has the meaning given to it in Recital (A);

“NYSE Listing Manual” means the NYSE Listed Company Manual, as amended from time to time;

“Offer Documents” means the SRS and the Korean Final Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement and any Permitted Free Writing Prospectus, including any amendments or supplements each thereto, and the Disclosure Package;

“Officer’s Certificate” means a certificate substantially in the form set out in Schedule 1;

“Prospectus” has the meaning given to it in Recital (E);

“Permitted Free Writing Prospectus” has the meaning given to it in the definition of “Disclosure Package”;

“Prospectus Supplement” means, each individually or collectively, the prospectus supplement to be filed with the SEC on the Amended Filing Date and any other prospectus supplement that is filed with the SEC to supplement the Base Prospectus;

“Receiving Bank” means Kookmin Bank in its capacity as receiving bank for the proceeds of the Rights Issue;

“Record Date” means the date for determination of Entitled Shareholders to receive New Shares and the Entitled ADS Holders to receive the New ADSs representing the New Shares to be allotted to the ADR Depositary, which is July 27, 2009 (or such other time and date as may be determined by the Company with the written consent of the Underwriters, which consent shall not be unreasonably withheld);

“Record Time” means 5:00 p.m. (Korea time) with respect to the Share Rights and 5:00 p.m. (New York City time) with respect to the ADS Rights on the Record Date (or such other time as may be agreed between the Company and the Underwriters);

“Registration Statement” means the registration statement on Form F-3 of the Company filed with the SEC on or prior to the date of this Agreement, as amended at the time of such registration statement’s effectiveness for the purposes of Section 11 of the Securities Act (the “Effective Date”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus or a prospectus supplement filed with the SEC pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Date;

“Regulatory Approval” has the meaning given to it in Clause 6.4.1;

“Relevant Law” has the meaning given to it in Clause 6.4.1;

“Relevant Securities” has the meaning given to it in Clause 10.7.1;

“Rights Agency Agreement” has the meaning given to it in Clause 2.1.14;

“Rights Issue” has the meaning given to it in Recital (B);

“Rights Issue Account” has the meaning given to it in Clause 9;

“Rights Issue Announcement” means the announcement to be made by the Company on DART on the Initial Filing Date in relation to the Rights Issue;

“Rule” refers to a rule under the Securities Act;

“Rump Shares” means the aggregate number of New Shares less the number of New Shares taken up, in accordance with the terms set out in the SRS and the Prospectus, by the Subscription Time;

“S&P” has the meaning given to it in Clause 11.1.8;

“SEC” means the United States Securities and Exchange Commission;

“Securities Account” means a securities account maintained by a Depositor with the KSD or a securities account maintained with a Depositor by its customers;

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder;

“Shareholders” means (i) registered holders of Shares as set out in the register of the Company, except where the registered holder is the KSD, and (ii) the persons who hold the

Shares indirectly through the Securities Account where the registered holder is the KSD, including the ADR Depositary, and the term “Shareholder” means any of them;

“Share Registrar” means Kookmin Bank, as share registrar and share transfer agent of the Company;

“Share Rights” has the meaning given to it in Recital (B);

“Share Rights Listing” means the listing and quotation of the Share Rights on the Korea Exchange;

“Share Rights Listing Approval” means the approval to be granted by the Korea Exchange for the Share Rights Listing;

“Shares” means shares of Common Stock;

“SRS” means the securities registration statement, as amended from time to time, lodged or to be lodged with the FSC in connection with the Rights Issue, in each case, in the form agreed between the Company and the Underwriters, including the Initial SRS, the Amended SRS and the Final SRS;

“Standby Purchase Agreement” means any standby purchase agreement entered into pursuant to Clause 13;

“Subscription Dates” means each of the Subscription Period commencement date for both the Shares and ADSs and the Subscription Period expiration date for both the Shares and the ADS;

“Subscription Period” means (i) with respect to the exercise of the Share Rights, from August 26, 2009 to August 27, 2009, and (ii) with respect to the exercise of the ADS Rights, from August 7, 2009 to August 21, 2009 (or in each case such other periods as may be determined by the Company with the written consent of the Underwriters, which consent shall not be unreasonably withheld);

“Subscription Price” means the price per Share at which the New Shares shall be offered to the Entitled Shareholders and which shall be set pursuant to the Subscription Price Formula, provided that such price shall not be lower than KRW5,000;

“Subscription Price Formula” means the lower of:
(1)	[Initial Base Price × (1 - Discount Rate)] / [1 + (Capital Increase Ratio × Discount Rate)], and

(2)	[Final Base Price × (1 - Discount Rate)];
“Subscription Rights” means, collectively, the Share Rights and the ADS Rights;

“Subscription Rights Listing” means Share Rights Listing and ADS Rights Listing, collectively;

“Subscription Rights Listing Approval” means, collectively, the Share Rights Listing Approval and the ADS Rights Listing Approval;

“Subscription Time” means 5:00 p.m. (Korea time) (or such other time as may be agreed between the Company and the Underwriters) on the Last Subscription Date;

“Subsidiaries” means such subsidiaries of the Company as set forth under Schedule 4, and “Subsidiary” means any one of them;

“taken up” has the meaning given to it in Clause 1.8;

“Time of Sale” means 8:00 a.m. (Korea time) on the day immediately following the date on which the Company notifies the Underwriters of the number of Rump Shares pursuant to Clause 2.1.4, or such earlier time as is notified to the Company by the Underwriters as the Time of Sale with respect to any Rump Shares;

“Tribunal” has the meaning given to it in Clause 16.2;

“Underwriters” means GS, MS, KIS and SS, and “Underwriter” means any of them;

“Underwriter Indemnified Person” has the meaning given to it in Clause 12.1;

“U.S.” and “United States” mean the United States of America;

“United States dollars” and “U.S. dollars” mean the lawful currency of the United States;

“Unpaid New Shares” has the meaning given to it in Clause 6.1;

“U.S. GAAP” means the generally accepted accounting principles in the United States; and

“VAT” means goods and services tax levied under the Value-Added Tax Act of Korea.

1.2	Amendments to Statutes

References to a statute or statutory provision include:
1.2.1	that statute or provision as from time to time amended, re-enacted or consolidated whether before or after the date of this Agreement;

1.2.2	any past statute or statutory provision (as from time to time modified, re-enacted or consolidated) which that statute or provision has directly or indirectly replaced; and

1.2.3	any subordinate legislation made from time to time under that statute or statutory provision.
1.3	Singular, Plural and Gender

References to one gender include all genders and references to the singular include the plural and vice versa.

1.4	References to Persons and Companies

References to:
1.4.1	a person include any company, partnership or unincorporated association (whether or not having separate legal personality); and

1.4.2	a company shall include any company, corporation or any body corporate, wherever incorporated.
1.5	Schedules

References to this Agreement shall include any Recitals, Schedules, Exhibit and Annex to it and references to Clauses and Schedules are to Clauses of, and Schedules to, this Agreement. References to paragraphs and Parts are to paragraphs and Parts of the Schedules.

1.6	Headings

Headings shall be ignored in interpreting this Agreement.

1.7	Time

Any reference to a date or a time of the day is to the Korean date or time, unless otherwise specified.

1.8	Taking Up New Shares

Any reference to New Shares as having been “taken up” means such New Shares, including those to be represented by ADSs, which have been validly subscribed (i) by the members of the ESOA who have preemptive rights with respect to such New Shares, (ii) by the Entitled Shareholders who have Share Rights with respect to such New Shares or (iii) by the transferees or purchasers of Share Rights, all in accordance with the terms of the Offer Documents.

1.9	Several Rights and Liabilities of Joint Lead Managers and Underwriters
1.9.1	Any provision of this Agreement which is expressed to bind more than one Joint Lead Manager or Underwriter shall, save where expressly stated to be otherwise, bind each of them severally and not jointly.

1.9.2	For the avoidance of doubt, each Joint Lead Manager or Underwriter shall be responsible under this Agreement on a several (and not joint) basis only for its own actions and omissions and shall not be responsible in any manner for any actions or omissions of the other Joint Lead Managers or Underwriters and all rights and obligations of the Joint Lead Managers and the Underwriters under this Agreement shall be on a several (and not joint) basis.

1.9.3	Any provision of this Agreement which is expressed in favor of more than one Joint Lead Manager or Underwriter shall, save where expressly stated to be otherwise, be exercisable by each of them severally and shall not be required to be exercised by them jointly.
2.	Conditions Precedent

2.1	Conditions Precedent

The underwriting obligations of the Underwriters under Clause 6.1 are subject to (i) the accuracy of the representations and warranties on the part of the Company contained in this Agreement as of each of the Subscription Dates, the Time of Sale and the Closing Date, (ii) to the accuracy of the statements of the Company made in any certificates pursuant to the provisions of this Agreement as of such date, (iii) to the performance by the Company of all of its obligations and the agreements under this Agreement in all material respects and (iv) to the satisfaction of the following additional conditions:
2.1.1	except as set forth in the Initial SRS and the Registration Statement as of the date hereof, no event shall have occurred which event or events shall in the opinion of the Underwriters be reasonably likely to have a Material Adverse Effect;

2.1.2	the Company shall have maintained the listing of the Shares (for technical purposes and not for trading) and the ADSs on the NYSE, and the NYSE shall have granted permission for the listing of the New Shares (for technical purposes and not for trading) and the New ADSs on the NYSE; and the Company shall have maintained the listing of the Shares on the Korea Exchange;

2.1.3	the Company shall have delivered to the Underwriters on or prior to each of the Amended Filing Date and the Closing Time, as the case may be, an Officer’s Certificate (in the form set forth in Schedule 1 hereto), dated as of such date, as the case may be, signed by a duly authorized officer of the Company;

2.1.4	as soon as practicable after the Subscription Time, the Company shall have notified (in the form of the notice set forth in Exhibit A hereto) the Underwriters in writing of the aggregate number of Rump Shares where such number stated in the notice from the Company shall be final and binding on the Company and the Underwriters for all purposes;

2.1.5	the Registration Statement shall have been filed in the manner and within the time period required by the Securities Act and shall have become effective; and at the Time of Sale, no stop order of the SEC preventing or suspending the use of the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, shall have been issued under the Securities Act and no proceedings for that purpose initiated or threatened by the SEC;

2.1.6	the SRS and the Korean Final Prospectus shall have been filed and shall have become effective; and at each Subscription Date, no stop order of the FSC preventing or suspending the use of the Korean Final Prospectus or the effectiveness of the SRS, shall have been issued under the FSCMA and no proceedings for that purpose initiated or threatened by the FSC;

2.1.7	Shin & Kim, as Korean counsel to the Company, and Cleary Gottlieb Steen & Hamilton LLP, as U.S. counsel to the Company, shall have delivered to the Underwriters (i) on the Amended Filing Date, a legal opinion and a 10b-5 statement dated such date and (ii) on the Closing Date, a “bring down” legal opinion and a “bring down” 10b-5 statement dated such date, each addressed to the Underwriters, substantially to the effect set forth in Schedule 6 in the case of Cleary Gottlieb Steen & Hamilton LLP, and with respect to such matters as the Underwriters may reasonably request, in the case of Shin & Kim;

2.1.8	Kim & Chang, as Korean counsel to the Underwriters, and Simpson Thacher & Bartlett LLP, as U.S. counsel to the Underwriters, shall have delivered to the Underwriters (i) on the Amended Filing Date, a legal opinion and a 10b-5 statement dated such date and (ii) on the Closing Date, a “bring down” legal opinion and a “bring down” 10b-5 statement dated such date, each addressed to the Underwriters, with respect to such matters as the Underwriters may reasonably request;

2.1.9	on the Amended Filing Date and the Closing Date, each of the Auditors shall have delivered letters, at the request of the Company, to the Underwriters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offer Documents; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three Business Days prior to such Closing Date;

2.1.10	no stop order or similar order shall have been issued by the FSC, the Korea Exchange or any court or other judicial, governmental or regulatory authority in relation to the Rights Issue or the issuance and sale and subscription and/or purchase of the New Shares in accordance with the provisions of this Agreement, and the execution and performance of this Agreement by the Company shall not have been prohibited by any statute, order, rule, regulation or directive issued by, or objected to by any legislative, executive or regulatory body or authority of, Korea (including, without limitation, the FSC and the Korea Exchange) or any other jurisdiction where the New Shares are offered, distributed or sold;

2.1.11	the allocation of Rump Shares in accordance with the terms and conditions of this Agreement (including Clause 6.1) and the Offer Documents shall have been approved at the meeting of the Board of Directors to be held on August 28, 2009 (or such other date as may be determined by the Company with the written consent of the Underwriters, which consent shall not be unreasonably withheld) (“Shil-Kwon-Ju E-Sa-Hue”);

2.1.12	the Company shall have furnished to the Underwriters the legal opinion of Patterson Belknap Webb & Tyler LLP, counsel for the ADR Depositary, dated the Closing Date, substantially in the form of Schedule 7;

2.1.13	the Deposit Agreement shall be in full force and effect, and shall not have been amended since the date of this Agreement except as approved by the Underwriters;

2.1.14	the Rights Agency Agreement to be entered into between the Company and the ADS Rights Agent (the “Rights Agency Agreement”) in relation to the exercise of ADS Rights by Entitled ADS Holders, shall be in full force and effect, and shall not have been amended except as approved by the Underwriters; and

2.1.15	the Company shall have furnished to the Underwriters such further information and documents as the Underwriters may reasonably request;
provided however, that the Underwriters may, at their discretion, by expressly so stating in writing, waive satisfaction of any of the conditions specified in this Clause 2.1 or extend the time provided for fulfillment of any such conditions in respect of all or any part of the performance thereof, provided always that any such waiver as aforesaid shall be without prejudice to the right of the Underwriters to elect to treat any further or other breach, failure or event as releasing and discharging the Underwriters from their underwriting obligations under Clause 6.1 or shall be without prejudice to the right of the Underwriters to terminate this Agreement pursuant to Clause 11. The Company shall use its best efforts to procure the fulfillment of the conditions in this Clause 2.1, and shall do all the things required to be done by it pursuant to the Offer Documents or otherwise reasonably necessary to give effect to the Rights Issue and the arrangements contemplated by this Agreement.

2.2	Notification

The Company undertakes to notify the Underwriters promptly after becoming aware of the non-fulfillment of any of the conditions stated in Clause 2.1. If any of the conditions in Clause 2.1 is not satisfied or waived on or before the Closing Time or such other date as specified for such condition, the Underwriters may terminate this Agreement by giving notice to the Company pursuant to Clause 15. Upon such notice being given, this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this Agreement, except as set forth in Clause 11.2.

3.	SRS and Other Rights Issue Documents

The Company shall procure that a copy of the applicable SRS (and any amendments, in each case) signed by the representative director and any executive officer of the Company in charge of filing the SRS shall be lodged with the FSC pursuant to applicable Korean laws, together with any other documents required to be lodged with the FSC in connection therewith, on each Filing Date.

4.	Management of Rights Issue

4.1	Appointment of Joint Lead Managers

The Company hereby appoints the Joint Lead Managers, and the Joint Lead Managers hereby accept their appointment, to provide the services specified below (not including, for the avoidance of doubt, any services to be provided by the Korean Managers under the Korean Management Agreement except to the extent a Joint Lead Manager is a Korean Manager) in relation to the Rights Issue. The Company hereby appoints the Joint Lead Managers, and the Joint Lead Managers hereby agree, to do all such acts and things as they may deem reasonably necessary in connection with the Rights Issue and in particular, but without prejudice to the terms and conditions of this Agreement, to do the following acts or things:
4.1.1	to advise the Company generally on the Rights Issue;

4.1.2	to assist the Company in coordinating all activities pertaining to the Rights Issue, including liaising with the other professional advisers involved in the exercise; and

4.1.3	to assist the Company, in conjunction with such legal or other professional advisers as the Joint Lead Managers consider appropriate, in the preparation of the Offer Documents and such other announcements and documents as may be necessary for or in connection with the Rights Issue (including reviewing and commenting on the preparation of the same);
provided, however, that the foregoing services shall not include any of the services provided or undertaken (i) exclusively by the Korean Managers under the Korean

Management Agreement (including without limitation taking subscriptions from, and arranging for the settlement with, the members of the ESOA and the Entitled Shareholders (including the ADR Depositary) or the transferees or purchasers of the Share Rights) and (ii) by the Company under this Agreement.
Such appointment is made on the basis, and on terms, that each Joint Lead Manager is irrevocably authorized to delegate all or any of its relevant rights, duties, powers and discretions in such manner and on such terms as it reasonably thinks fit (with or without formality and without prior notice of any such delegation being required to be given to the Company), and to provide information gained by such Joint Lead Managers in the course of or for the purpose of the Rights Issue to any one or more of its Affiliates, in each case to the extent permitted by law, provided that each Joint Lead Manager shall continue to be bound by the terms of this Agreement and shall remain liable under this Agreement for all acts and omissions of any Affiliate in breach of this Agreement to which it delegates any such rights, duties, powers or discretions.

4.2	Listing Applications
4.2.1	The Company shall obtain the Share Rights Listing Approval and maintain the Share Rights Listing from and including August 10, 2009 to and including August 17, 2009, or such other period as may be determined by the Company with the written consent of the Underwriters (which consent shall not be unreasonably withheld or delayed).

4.2.2	The Company shall obtain the ADS Rights Listing Approval and maintain the ADS Rights Listing for the period from and including August 7, 2009 to and including August 17, 2009, or such other period as may be determined by the Company with the written consent of the Underwriters (which consent shall not be unreasonably withheld or delayed).

4.2.3	The Company shall apply for the New Shares Listing and shall use its best efforts to obtain the New Shares Listing Approval by no later than four Business Days after the Closing Date.
4.3	Further Assurance

The Company shall give all such assistance and provide all such information as the Joint Lead Managers or the Underwriters may reasonably require for the making and implementation of the Rights Issue or in connection with the preparation and issue of the Offer Documents or any supplement or amendment thereto and will do (or procure to be done) all such acts and things and execute (or procure to be executed) all such documents as may be necessary or desirable to be done or executed by the Company or by its officers, employees or agents in connection therewith.

5.	Allotment and Issue of New Shares

5.1	Share Rights

The Company will arrange with the Share Registrar and the KSD (as the case may be) for:
5.1.1	the Share Rights to be credited to the Securities Account of the Entitled Shareholders no later than eighteenth calendar day prior to the first day of the Subscription Period for the Shares;

5.1.2	20% of the New Shares to be allotted on the ESOA Subscription Date to the members of the ESOA for subscription at the Subscription Price, on the terms set out in the Offer Documents;

5.1.3	the New Shares which are not taken up by the members of the ESOA under Clause 5.1.2 to be promptly allotted for subscription by way of Rights Issue at the Subscription Price, on the terms set out in the Offer Documents, to the Entitled Shareholders in proportion to the number of the Shares held by such Entitled Shareholders as at the Record Date; and

5.1.4	the share allocation notice for the issuance of the New Shares and such other notices as are required under applicable laws and regulations to be delivered to the ESOA and the Entitled Shareholders in a timely manner pursuant to such applicable laws and regulations, provided that no fractions of New Shares shall be allotted but such fractional entitlements (if any) shall be disregarded.

5.2	Share Subscription Procedure
5.2.1	Any member of the ESOA intending to subscribe for the New Shares shall submit on the ESOA Subscription Date its subscription application at the main office of KBIS as a subscription place for such members of the ESOA in the SRS;

5.2.2	each of the Entitled Shareholders and the transferees or purchasers of Share Rights intending to subscribe for the New Shares shall submit during the Subscription Period its subscription application (in case of the Entitled Shareholders who have not received certificates representing the New Shares) or the certificates representing the Share Rights (in case of (i) the Entitled Shareholders who have received certificates representing the New Shares or (ii) such transferees or purchasers of Share Rights) in accordance with and at the offices of a Korean Manager designated in the SRS and the Prospectus Supplement as the subscription place for the Entitled Shareholders; and

5.2.3	(i) the members of the ESOA applying for the subscription of the New Shares shall be required to place a subscription deposit to secure the payment of the Subscription Price for the New Shares allotted to them, by no later than the Subscription Time, (ii) the Entitled Shareholders applying for the subscription of the New Shares shall be required to place a subscription deposit to secure the payment of the Subscription Price for the New Shares allotted to them when they submit their subscription applications or certificates representing the Share Rights, as the case may be, and (iii) the amount of the subscription deposits, in each case of sub-clauses (i) and (ii), shall be 100% of the number of the New Shares subscribed multiplied by the Subscription Price.
5.3	Rights Trading Procedure
5.3.1	The Company shall appoint one securities company to handle, on behalf of the Company, the trading and brokerage of the certificates representing the Share Rights.

5.3.2	The Company shall appoint the ADS Rights Agent to handle, on behalf of the Company, the trading and brokerage of the certificates representing the ADS Rights, pursuant to the Rights Agency Agreement.
5.4	ADS Rights
5.4.1	The Company shall arrange for the Share Registrar to give notice to the Joint Lead Managers and the Underwriters not later than the close of business on the second Business Day after ESOA Subscription Date of the number of New Shares which were allotted to the ADR Depositary’s KSD account; and

5.4.2	The Company shall arrange for the ADR Depositary to permit Entitled ADS Holders or their transferees to receive New ADSs representing the applicable New Shares which were subscribed for by the Entitled ADS Holders and their transferees and purchasers of ADS Rights and which were allotted to the account maintained by KSD in the name of the ADR Depositary or its designated nominee.
5.5	ADS Subscription Procedure
5.5.1	Each of the Entitled ADS Holders and the transferees or purchasers of ADS Rights intending to subscribe for the New ADSs shall apply for subscription by proper completion, execution and surrender of a certificate evidencing ADS Rights (“ADS Rights Certificates”) or, in the case of book-entry ADS Rights, the subscription of New ADSs by agents’ message through the electronic messaging system of DTC, and delivery of the U.S. dollar payment in respect of the ADS Subscription Deposit Price for the New ADSs.

5.5.2	Each of the Entitled ADS Holders and the transferees or purchasers of ADS Rights intending to subscribe for the New ADSs shall submit during the Subscription Period for the New ADSs its subscription application (in case of the Entitled ADS Holders who have not received an ADS Rights Certificate) or the ADS Rights Certificate (in case of (i) the Entitled ADS Holders who have received an ADS Rights Certificate or (ii) such transferees or purchasers of ADS Rights) at the offices of the ADS Rights Agent as designated in the ADS Rights Certificate and the related letter of transmittal as the subscription place for the Entitled ADS Holders or the account maintained by the ADS Rights Agent at DTC.

5.5.3	The Entitled ADS Holders and the transferees or purchasers of ADS Rights intending to subscribe for the New ADSs applying for the subscription of the New ADSs shall be required to place a subscription deposit to secure the payment of the ADS Subscription Price for the New ADSs representing the New Shares allotted to them when they submit their subscription application or ADS Rights Certificate, as the case may be, and the amount of the subscription deposits shall be equal to (i) the number of the New ADSs subscribed multiplied by (ii) the ADS Subscription Deposit Price.
6.	Underwriting Obligations

6.1	Underwriting Commitments

Subject to the terms and conditions set out in this Agreement (including without limitation, subject to Clause 6.4) and the satisfaction or waiver of the conditions precedent in Clause 2.1, each of the Underwriters agrees, severally but not jointly:
6.1.1	to procure subscribers for; and

6.1.2	failing which, to subscribe for,
the Rump Shares and pay, or arrange to have paid, subscription monies therefor, by the Closing Time at the Subscription Price in the proportion which the number of the New Shares set forth opposite each such Underwriter’s name in Schedule 2 bears to the total number of New Shares.

In procuring subscribers for the Rump Shares, the Underwriters shall give priority allocation to any subscribers procured by the Company and, as to any Rump Shares remaining after such priority allocation, the Underwriters shall, by agreement among themselves and after consultation with the Company, determine, in their discretion, the number of such Rump Shares to be allocated to each subscriber. The Company shall allot and issue such Rump Share to such subscribers or, as the case may be, to the Underwriters as the Underwriters may direct.

If any subscriber procured by the Company shall fail to settle for the New Shares allocated to such subscriber as contemplated in this Agreement (such New Shares for which settlement has failed, the “Unpaid New Shares”), the Underwriters shall not have any obligation to procure subscribers for or subscribe for the Unpaid New Shares and shall be discharged from any underwriting obligations with respect to the Unpaid New Shares.

6.2	Default by Underwriters
6.2.1	If any of the Underwriters shall default in the performance of their respective obligations on the Closing Date to procure subscribers, and failing which, to subscribe for the New Shares which they have agreed to procure subscribers or subscribe for under this Agreement (such defaulting Underwriter, “Defaulting Underwriter”, and such New Shares in respect of which such Defaulting Underwriter has defaulted in the performance of its obligations, “Defaulted New Shares”), the other Underwriters (“Non-Defaulting Underwriters”), if any, shall:
(i)	subject to Clause 6.3, be obligated, and shall not be discharged from its obligations, to procure subscribers or subscribe for such number of New Shares which such Non-Defaulting Underwriters are obligated to procure subscribers or subscribe for had there been no such default by the Defaulting Underwriter; and

(ii)	subject to Clause 6.4, have the right, but shall not have any obligation, to procure subscribers or subscribe and pay for all or some of the Defaulted New Shares.
6.2.2	In the event of a default by any Defaulting Underwriter as set out in this Clause 6.2, the Company and the Non-Defaulting Underwriter shall discuss and consult with each other in good faith with a view to putting in place such arrangements as may be satisfactory to the Company and the Non-Defaulting Underwriter for the allotment and issue of the Defaulted New Shares and such changes to the Offer Documents or in any other documents relevant to the Rights Issue as may be required.

6.2.3	Nothing contained in this Agreement, including without limitation any action taken under this Clause 6.2, shall relieve any Defaulting Underwriter of its liability to the Company and any Non-Defaulting Underwriter in respect of any default of such Defaulting Underwriter under this Agreement.
6.3	Discharge of Underwriting Commitments

Without prejudice to Clause 1.9, if by the Closing Time all the New Shares have been taken up and the subscription monies therefor (other than for the New Shares taken up by the members of the ESOA) have been paid in full, the obligations of the Underwriters to subscribe for the Rump Shares under this Agreement shall cease.

6.4	Reduction in Underwriting Commitment

This Clause 6.4 applies notwithstanding anything in this Agreement and, in the event of any inconsistency between this Clause 6.4 and any other provisions of this Agreement, this Clause 6.4 shall prevail with respect to such inconsistency. If the subscription of New Shares by the Underwriters pursuant to Clause 6.1 or 6.2 would result in:
6.4.1	an Underwriter being required (as determined by such Underwriter on a reasonable basis) pursuant to Article 8, Paragraph 3 or Article 8-2, Paragraph 2 of the Financial Holding Company Act of Korea (“Relevant Law”) to obtain the approval of the FSC (except to the extent already obtained or waived, if applicable) prior to completing such subscription (a “Regulatory Approval”); or

6.4.2	the Company being in breach of the Relevant Law, and the Company concludes on a reasonable basis that compliance is reasonably considered to be material to the Company and its Subsidiaries or their business, the relevant Underwriter’s obligation to subscribe for the New Shares shall be reduced by such number of New Shares (the “Excluded New Shares”) so that such Underwriter’s shareholding in the Company (which for the purpose of this Clause 6.4 shall also include such Underwriter’s Affiliates’ shareholding in the Company) would not exceed the applicable ownership threshold that would otherwise trigger the requirement to obtain a Regulatory Approval. For the avoidance of doubt, the relevant Underwriter shall not have any obligation to procure subscribers for or subscribe for the Excluded New Shares and shall be discharged from any underwriting obligation with respect to the Excluded New Shares.

In this Clause 6.4, references to the shareholdings of any Underwriter shall be read as the aggregate shareholdings of that Underwriter and of all its Affiliates as are required to be aggregated for the purposes of the Relevant Law. For purposes of this Clause 6.4, the term “Affiliates” shall mean “specially related persons” as such term is defined in Article 2, Paragraph 1, Item 7 of the Financial Holding Company Act of Korea.

6.5	Rump Shares Offering

If any New Shares have not been taken up, the Company undertakes to file with the SEC, on the Notification Date (or, if such day is not a Business Day, on the first Business Day thereafter), a Prospectus Supplement required to be filed pursuant to an undertaking by the Company pursuant to Item 512(c) of Regulation S-K under the Securities Act for use in connection with any placing of the Rump Shares in the United States in a form approved by the Joint Lead Managers.

7.	Closing

7.1	Payment of Subscription Monies

The Underwriters shall pay and/or procure payment to the Company (or to such accounts notified in writing two Business Days in advance by the Company to the Underwriters) of the subscription monies for the New Shares to be subscribed or procured to be subscribed by each Underwriter pursuant to its obligations under Clause 6, by the Closing Date by the giving of irrevocable wire instructions for transfer to such accounts, in Korean Won and in immediately available and freely transferable funds, for value on the Closing Date.

7.2	Issuance and Delivery of New Shares

The payment of the subscription monies by the subscribers or the Underwriters under Clause 7.1 shall, subject to Clause 6.4, be made on September 1, 2009 or at such other time as may be agreed between the Underwriters and the Company (the “Closing Date”). The New Shares shall be issued to the subscribers thereof or the Underwriters who have paid the subscription monies, on the Business Day immediately following the Closing Date. As soon as practicable, but in any event no later than within one Business Day after the date on which the New Shares Listing is completed, the Company shall have, or shall procure to have, the New Shares to be credited to the respective accounts designated by the subscribers thereof or the Underwriters, including at the option of the subscribers or the Underwriters, in the form of New ADSs credited to the account of, or as instructed by, such subscribers or the Underwriters, at DTC.

8.	Underwriting, Management and Selling Fee and Expenses

8.1	Underwriting, Management and Selling Fee
8.1.1	The Company shall pay to the Underwriters an amount in Korean Won, or such other currency as the parties may agree, an underwriting, management and selling fee equal to 0.60% of the Subscription Price multiplied by the total number of New Shares, less the aggregate number of (x) any Excluded New Shares, (y) any New Shares taken up by the ESOA for which the subscription monies have not been paid in full as of the Closing Date and (z) any Defaulted New Shares.

8.1.2	The underwriting, management and selling fee will be shared by the Underwriters in the proportion which the number of New Shares set forth opposite each such Underwriter’s name in Schedule 2 bears to the total number of New Shares (after taking into account any pro rata adjustment for the Excluded New Shares, if any, or the Defaulted New Shares, if any). Any amount due under this Clause 8.1 shall be paid on, or at the latest within one Business Day after, the Closing Date.

8.2	Costs and Expenses

The Company and the Underwriters shall pay such fees and expenses incurred in connection with the consummation of the transactions contemplated herein, as to be separately agreed among them.

8.3	No Withholding

All payments made by the Company under this Clause 8 shall be made gross, free of any right of counterclaim or set off and without deduction or withholding of any kind other than any deduction or withholding required by law, provided that if the Company makes a deduction or withholding required by law, the sum due to the Joint Lead Managers and the Underwriters or any of them from the Company shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding, the relevant Joint Lead Manager or Underwriter receive a sum equal to the sum it/they would have received had no deduction or withholding been made.

8.4	Brokerage

The Company agrees that, other than the fees referred to in this Clause 8, the Joint Lead Managers and the Underwriters may charge any brokerage or other similar fees in respect of the sale or re-sale of the New Shares and Subscription Rights. For the avoidance of doubt, no brokerage or fees will be charged to the Company or to Entitled Shareholders accepting their pro rata entitlement to New Shares under the Rights Issue.

9.	Rights Issue Account

The subscription deposit received by KIS, pursuant to the Korean Management Agreement and the Offering Documents, from the Entitled Shareholders in connection with the application to subscribe to the Rights Issue shall be deposited and kept in a separate account, opened by KIS. The subscription deposit shall be credited to an account with the Receiving Bank designated by the Company as a rights issue account (the “Rights Issue Account”) on the Closing Date.

10.	Warranties, Representations and Undertakings

10.1	Warranties

The Company represents, warrants and undertakes to the Underwriters that each statement set out in Schedule 5 is true and accurate at the date of this Agreement.

10.2	Repetition of Warranties

The warranties, representations and undertakings of the Company in Clause 10.1 and Schedule 5 shall be deemed to be repeated as of each of the Subscription Dates, the Time of Sale and the Closing Date with reference to the facts and circumstances then subsisting and such warranties, representations and undertakings shall continue in full force and effect notwithstanding completion of the Rights Issue, any knowledge of or investigation by the Underwriters or their Affiliates or termination of this Agreement pursuant to Clause 11.
10.3	Reliance

The Company acknowledges that Underwriters are entering into this Agreement in reliance on each warranty, representation and undertaking given herein, which have also been given with the intention of inducing the Underwriters to enter into this Agreement.

10.4	Separate Warranties

The Company agrees that:
10.4.1	each warranty, representation and undertaking given by the Company in Clause 10.1 and Schedule 5 shall be construed separately and (except where this Agreement provides otherwise) shall not be limited or restricted by reference to or inference from the terms of any other warranties, representations or undertakings or any other term of this Agreement; and

10.4.2	the Officer’s Certificate signed by a director of the Company and delivered to the Underwriters pursuant to Clause 2.1.3 shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered therein.
10.5	Undertakings to Rectify

If at any time prior to the Closing Date:
10.5.1	any of the warranties or representations given pursuant to Clause 10.1 and Schedule 5 would be untrue or incorrect as if such warranties and representations had been made or given at such time; or

10.5.2	with respect to the Registration Statement, the ADS Registration Statement and any amendments or supplements thereto, in the reasonable opinion of the Underwriters or its counsel or counsel to the Company:
(i)	the Registration Statement, the ADS Registration Statement or any amendments or supplements thereto contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or

(ii)	if it shall be necessary to amend or supplement the Registration Statement or the ADS Registration Statement to comply with applicable requirements of the Securities Act); or

10.5.3	with respect to any Offer Document other than those set forth in Clause 10.5.2, in the reasonable opinion of the Underwriters or its counsel or counsel to the Company:
(i)	such Offer Document contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(ii)	if it shall be necessary to amend or supplement such Offer Document to comply with applicable law or regulation, rule or directive (including, without limitation, the FSCMA, the Korea Exchange Listing Manual and the NYSE Listing Manual) by any governmental, or administrative bodies or agencies (including, without limitation, the FSC, the Korea Exchange, the SEC and the NYSE); or
10.5.4	the Company has failed to comply with any of its undertakings under this Agreement or breached any of its obligation under this Agreement or the Offer Documents,

then the Company, promptly upon becoming aware of the same, shall:

10.5.5	notify the Joint Lead Managers and the Underwriters of any such event;

10.5.6	(subject to the prior written approval of the Underwriters, such approval not to be unreasonably withheld) prepare an amendment or supplement to the Offer Documents that will correct such statement or omission or effect such compliance and provide such information and co-operate with and participate in such due diligence as the Underwriters may reasonably request for such purpose;

10.5.7	file with the FSC or the SEC such amendment or supplement, whether by filing documents pursuant to the FSCMA or the Securities Act, the Exchange Act or otherwise; and

10.5.8	supply any supplemented or amended Offer Documents to each Underwriter without charge in such quantities as such Underwriter may reasonably request.
10.6	Blue Sky Qualifications
10.6.1	The Company will arrange, if necessary, for the qualification of the New Shares, the New ADSs and the Subscription Rights for offering and sale by the Underwriters and/or the Company and in such jurisdictions as may be agreed by the Company with the Underwriters and will maintain such qualifications in effect so long as required for the distribution of the New Shares, the New ADSs and the Subscription Rights. However, in no event shall the Company be obliged to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or issuance or sale of the New Shares and Subscription Rights in any jurisdiction where it is not now so subject. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of withdrawal of the qualification of the New Shares, the New ADSs and Subscription Rights for subscription or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
10.6.2	Neither the Company nor any person acting on its or their behalf (which, for the avoidance of doubt, shall not include the Underwriters) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration or qualification of the New Shares, the New ADSs or the Subscription Rights in any jurisdiction outside Korea and the United States. The Company will effect all such registrations, notifications or qualifications as may be required under state securities or Blue Sky laws pursuant to Clause 10.6.1 in connection with the offer and sale of the New Shares, the New ADSs and Subscription Rights under this Agreement.
10.7	Lock-Up and Other Undertakings

The Company further undertakes with the Underwriters that it will:
10.7.1	not, and will procure that none of its Subsidiaries will, during the period beginning from the date hereof and continuing to and including the date 180 days after the Closing Date, without the prior written consent of the Underwriters, which shall not be unreasonably withheld by the Underwriters, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or dispose, except as provided hereunder, of Shares or any securities of the Company that are substantially similar to the Shares, including but not limited to global, American or similar depositary shares representing Shares, any options or warrants to purchase Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities (the “Relevant Securities”), other than (i) in connection with any option, bonus, profit sharing, pension, retirement, incentive, savings or similar agreement, plan or award in effect as of the date of this Agreement, (ii) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (iii) in connection with any option, bonus, profit sharing, pension, retirement, incentive, savings or similar agreement, plan or awards involving any employees, clients, officers or directors of the Company and its Subsidiaries taking effect after the date of this Agreement, provided, that the recipient of any Shares or other securities as contemplated by this sub-clause (iii) shall be bound by the obligations set forth in this Clause 10.7.1, (iv) in consideration for the shares or assets of a company or as part of a merger, acquisition, corporate reorganization or similar transaction, provided, however that the recipient of any Shares or other securities as contemplated by this sub-clause (iv) shall be bound by the obligations set forth in this Clause 10.7.1, (v) in connection with any transaction or arrangement between the Company and any public fund or capital expansion fund that is initiated, recommended or mandated by the Korean government or any regulatory authority thereunder to enhance the financial soundness of Korean financial institutions generally or (vi) in connection with any privately negotiated sales or transfers of the Shares held by any Subsidiary to a limited number of financial or strategic investors or in share swap transactions with reputable companies in Korea, provided any such transferees shall agree to be bound in writing by the terms of the restriction in this Agreement with respect to the Relevant Securities during the remainder of the 180-day period; provided that, notwithstanding the foregoing, the Subsidiaries may engage in ordinary course trading activities with respect to the Relevant Securities;
10.7.2	make the Rights Issue Announcement in the form agreed among the Company and the Underwriters no later than July 10, 2009, or such other date as determined by the Company with the written consent from the Underwriters, which consent shall not be unreasonably withheld;

10.7.3	not, and will procure that none of its Subsidiaries will, at any time on or before the Closing Date, without the prior written consent of the Underwriters, such consent not to be unreasonably withheld, dispose of any of their respective assets (other than real properties or interest in real properties) or enter into merger, acquisition, corporate reorganization or similar transaction which are of a material nature (provided that, any such transaction for which the total consideration to be paid or received by the Company is less than 5% of the Company’s consolidated stockholders’ equity, as shown in its audited consolidated balance sheets under Korean GAAP as of December 31, 2008, shall not be deemed material for purposes of this Clause 10.7.3) or publicly announce any intention to do so, except in connection with asset-backed securitization transactions or other disposals in the ordinary course of business;

10.7.4	comply with the requirements of the Korea Exchange, the FSC, the NYSE and the SEC and applicable law in Korea and in the United States in connection with the Rights Issue;

10.7.5	comply with the terms and conditions of the Offer Documents and, in particular, will duly allot and issue and deliver the New Shares, including those to be represented by ADSs, in accordance with the Offer Documents to the relevant subscribers;

10.7.6	except in Korea and the United States pursuant to the Rights Issue, not take any action to permit a public offering of the New Shares or distribute the Offer Documents or any relevant application forms for the New Shares or other material in any country or jurisdiction (save as otherwise agreed with the Underwriters);
10.7.7	apply the proceeds of the Rights Issue solely for the purposes set out in the Offer Documents and the Rights Issue Announcement;

10.7.8	for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the Rights Issue, before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an incorporated document), (i) furnish to the Joint Lead Managers a copy of each such proposed amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the SEC, (ii) not use or file any such proposed amendment or supplement to which the Joint Lead Managers reasonably object, unless the Company’s legal counsel has advised the Company that filing such document is required by law, and (iii) not use or file any Free Writing Prospectus to which the Joint Lead Managers reasonably object; and

10.7.9	deliver to the Underwriters the documents referred to in Schedule 3 on or prior to the date specified therein.
10.8	Offer Documents Undertakings
10.8.1	The Company shall lodge the Initial SRS with the FSC and file the Registration Statement with the SEC on or prior to the date of this Agreement.

10.8.2	The Company shall lodge the Amended SRS and the Final SRS with the FSC on or prior to the relevant Filing Date. The Company shall not amend or supplement the Amended SRS (other than the Final SRS) or the Final SRS without the prior written consent of the Underwriters (such consent not to be unreasonably withheld) except as required by applicable law or regulation, rule or directive (including without limitation, the Korea Exchange Listing Manual) (and in such case, without prejudice to paragraph 1 of Schedule 5).

10.8.3	The Company shall file with the SEC the Prospectus (for the avoidance of doubt, including each Prospectus Supplement) pursuant to Rule 424(b). The Company shall not amend or supplement the Prospectus without the prior written consent of the Underwriters (such consent not to be unreasonably withheld), except as required by applicable law or regulation, rule or directive (including without limitation, the NYSE Listing Manual) (and in such case, without prejudice to paragraph 1 of Schedule 5).

10.8.4	For the avoidance of doubt, this Clause 10.8 shall not in any way limit, restrict or prejudice in any way the rights of the Underwriters to terminate this Agreement pursuant to Clause 11.

10.9	Copies of Offer Documents

The Company will furnish to each Underwriter, without charge, such number of copies of the Offer Documents and any amendments and supplements thereto as such Underwriter may reasonably request.

10.10	ESOA Subscription

The Company shall use its best efforts to have the members of the ESOA to fully subscribe for the New Shares allotted to them as set forth under Clause 5.1.2.

10.11	Warranties, Representations and Undertakings of the Underwriters

Each of the Underwriters, severally and not jointly, represents and warrants to and agrees with the Company and each other that it and each of its Affiliates have complied and will comply in all material respects with the selling restrictions to be agreed between the Company and the Underwriters with respect to the Rights Issue and included in the Prospectus Supplement, except where such non-compliance is deemed necessary or advisable in the sole discretion of any Underwriter to comply with relevant laws, regulations, rules, orders, decrees, guidelines or notices of any relevant jurisdiction.

11.	Termination

11.1	Termination Notice

Notwithstanding anything contained in this Agreement, the Underwriters may in their discretion (after consultation with the Company to the extent practicable), and without liability on their part, by written notice to the other parties setting out the grounds for such termination, terminate this Agreement with immediate effect, at any time prior to the Closing Time on any of the following grounds:
11.1.1	there occurs any breach of, or any event rendering untrue, misleading or incorrect in any respect any of the warranties, representations and undertakings contained in Clause 10.1, Clause 10.2 or Schedule 5;

11.1.2	there shall have occurred a suspension, moratorium or restriction of trading in shares or securities generally on the Korea Exchange (other than sidecars or circuit breakers), London Stock Exchange plc or the NYSE; or any moratorium on banking activities or foreign exchange trading or securities settlement or clearing services in or affecting Seoul, London or New York, which event or events shall in the opinion of the Underwriters be reasonably likely to prejudice materially the ability of the Underwriters to market the Rights Issue or to enforce contracts for the subscription and distribution of the New Shares and Subscription Rights;

11.1.3	there shall have been, since the date of this Agreement, any change, or any development involving a prospective change, in national or international monetary, financial (including any stock market, foreign exchange market, inter-bank market or interest rates or money market), political, industrial or economic conditions or currency exchange rates or foreign exchange controls, which event or events shall in the opinion of the Underwriters be reasonably likely to prejudice materially the ability of the Underwriters to market the Rights Issue or to enforce contracts for the subscription and distribution of the New Shares and Subscription Rights;

11.1.4	without limiting the foregoing, any local, national, regional or international occurrence, outbreak or escalation of epidemics, hostilities (whether or not war is or has been declared), act of terrorism, insurrection, armed conflict or any other state of emergency or calamity or crisis, which event or events shall in the opinion of the Underwriters be reasonably likely to prejudice materially the ability of the Underwriters to market the Rights Issue or to enforce contracts for the subscription and distribution of the New Shares and Subscription Rights;

11.1.5	the FSC or the Korea Exchange makes any ruling (or revoke any ruling previously made) the effect of which is to prevent the New Shares Listing;
11.1.6	(i)	if the subscription for the New Shares in accordance with the provisions of this Agreement or the Offer Documents or the execution and performance of this Agreement shall be prohibited by any statute, order, rule, regulation or directive issued by, or objective to by any legislative, executive or regulatory body or authority of Korea (including without limitation, the Korea Exchange); or
(ii)	if from the date of this Agreement to the Closing Date, the Korea Exchange suspends the trading of the Shares for any reason whatsoever (other than sidecars or circuit breakers) or, save for the trading halt of its Shares on the date of this Agreement, the Company requests for a trading halt of its Shares for a period of not less than one full Business Day;
which event or events shall in the opinion of the Underwriters be reasonably likely to prejudice materially the ability of the Underwriters to market the Rights Issue or to enforce contracts for the subscription and distribution of the New Shares and Subscription Rights;

11.1.7	the Korea Exchange removes any of the Company’s securities from the list of the securities traded on the Korea Exchange for any reason whatsoever, or trading in any securities of the Company has been suspended by the Korea Exchange or the NYSE; or

11.1.8	on or after the date hereof any downgrading shall have occurred, or any notice shall have been given of any intended downgrading, in Kookmin Bank’s corporate rating by either Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Rating Services (“S&P”) to a level at or below Ba1 in the case of Moody’s and BB+ in the case of S&P.
11.2	Consequences of Termination

Upon such notice being given pursuant to Clause 2.2 or 11.1, this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this Agreement, except that in the event such termination occurs on or prior to the Closing Date, the Company, the Joint Lead Managers and the Underwriters shall continue to be bound by its obligations under Clauses 8.2, 8.3, 10.1, 10.2, 10.3, 10.4, 12, 14 and 16.

12.	Indemnities

12.1	Indemnity by Company

The Company agrees to indemnify each Underwriter, each of its Affiliates and each person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer, director, employee and agent of such Underwriter, each such Affiliate or each person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Underwriter Indemnified Person”) against any and all claims, demands, actions, liabilities, damages, losses, costs or expenses, joint or several (including, without limitation, legal fees and any applicable VAT or value added or similar tax) (“Losses”) which it may become subject to, insofar as such Losses arise out of or are based upon:
12.1.1	any untrue statement or alleged untrue statement of a material fact contained in any of the Offer Documents or any amendments or supplements thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, except the Company shall not be liable in any case to the extent, but only to the extent, that any such claims, demands, actions, liabilities, damages, losses, costs or expenses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter relating to such Underwriter expressly for use therein, it being understood and agreed that the only such information consists of the information described in Clause 12.2; or

12.1.2	any of the warranties or representations contained in this Agreement being or being alleged to be untrue or incorrect or any actual or alleged breach by the Company of any of its obligations under this Agreement, except to the extent that any such Losses are determined to result from the Underwriter’s gross negligence or willful misconduct;

and agrees to reimburse each such Underwriter Indemnified Person for all other costs, charges and expenses (including any applicable VAT or value added or similar tax) and reasonable legal costs on a full indemnity basis, which such Underwriter Indemnified Person may reasonably incur or bear in establishing any claim on their part under the provisions of this Clause 12 or which may be reasonably incurred by such Underwriter Indemnified Person in connection with investigating or defending, or in the settlement of, any such claim, demand, action, liability, damages, loss, cost or expense or any investigation or proceeding by any governmental agency or body, commenced or threatened. This indemnity will be additional to any liability which the Company may otherwise have, and will be additional and without prejudice to any rights which such Underwriter Indemnified Person may have at common law or otherwise.

12.2	Indemnity by the Underwriters

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its Affiliates and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer, director, employee and agent of the Company, each such Affiliate or each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Indemnified Person”) to the same extent as the indemnity from the Company under Clause 12.1 to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Offer Documents or any amendments or supplements thereto, it being understood that the only such information so furnished by each Underwriter is the marketing name, the legal name, the address and each Underwriter’s respective underwriting commitments in the Offer Documents, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. This indemnity will be additional to any liability which each Joint Lead Manager and Underwriter may otherwise have, and will be additional and without prejudice to any rights which such Company Indemnified Person may have at common law or otherwise.

12.3	Indemnity by Korean Managers

Each Korean Manager agrees, severally and not jointly, to indemnify and hold harmless each of the Joint Lead Managers and Underwriters (excluding any Joint Lead Manager and Underwriter that is also a Korean Manager), each of its Affiliates and each person who controls a Joint Lead Manager and Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer, director, employee and agent of the Company, each such Affiliate or each person who controls the Joint Lead Manager and Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company under Clause 12.1 to such Joint Lead Manager or Underwriter, in connection with any Losses incurred arising out of, in connection with or in the course of a Korean Manager performing its obligations under this Agreement or the Korean Management Agreement. This indemnity will be additional to any liability which each Korean Manager may otherwise have, and will be additional and without prejudice to any rights which a Joint Lead Manager and Underwriter otherwise have at common law or otherwise.
12.4	Control of Proceedings

Promptly after receipt by an indemnified party under this Clause 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Clause 12.1, 12.2 or 12.3 above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Clause 12.1, 12.2 or 12.3 above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Clause 12.1, 12.2 or 12.3 above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Clause 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

12.5	Contribution

To the extent the indemnification provided for in Clause 12.1, 12.2 or 12.3 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Rights Issue or (ii) if the allocation provided by sub-clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in sub-clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the breach, statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the Rights Issue shall be deemed to be in the same respective proportions as the net proceeds from the Rights Issue (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate Subscription Price of the New Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the breach or alleged breach was caused by the Company or the Underwriters, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Clause 12.5 are several in proportion to the respective number of New Shares they have underwritten hereunder, and not joint.

The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Clause 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Clause 12.5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Clause 12.5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Clause 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the New Shares underwritten by it and privately placed exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such breach or alleged breach, untrue or alleged untrue statement, or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in Clause 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

13.	Standby Purchase Agreements

Subject to any applicable laws and regulations, each Underwriter shall be at liberty to enter into one or more standby purchase arrangement in connection with (but without prejudice to) its underwriting obligations under this Agreement upon such terms and conditions as it deems fit.

14.	General

14.1	Rights and Remedies

The rights and remedies of the parties provided for herein are cumulative and not exclusive of those provided by law. Nothing in this Agreement shall constitute a prohibition or limitation against a Joint Lead Manager or Underwriter (the “Non-Defaulting JLM/UW”) seeking recourse against another Joint Lead Manager or Underwriter (the “Defaulting JLM/UW”) for losses incurred by the Non-Defaulting JLM/UW that are attributable to the failure of the Defaulting JLM/UW to perform its obligations under this Agreement including, without limitation, for any claim raised in connection with any untrue statement or alleged untrue statement of a material fact contained in the Offer Documents, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of Offer Documents other than the Registration Statement and the ADS Registration Statement, in the light of the circumstances under which they were made). The failure to exercise or any delay in exercising a right or remedy under this Agreement shall not constitute a waiver thereof or a waiver of any other right or remedy. No breach of any warranty, representation or undertaking shall be deemed waived unless expressly waived in writing by the party who might assert such breach. All amendments and other modifications to this Agreement shall be in writing and signed by each of the parties.

14.2	Successors and Assigns

This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns except that none of the parties may assign any of their rights or obligations hereunder without the prior written consent of the other parties (except any Underwriter may assign any of its rights hereunder to any of its Affiliates but a subscriber or purchaser of any New Shares through or from a Underwriter shall not be deemed such a successor or assign by virtue only of that fact).

14.3	No Duties

The Company acknowledges and agrees that (i) the procurement of subscribers for or, failing that, the subscription for and sale of the New Shares pursuant to this Agreement and the other transactions contemplated hereby is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other; (ii) solely in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Rights Issue or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; and (iv) the Company has consulted and will consult its own tax, accounting, legal and financial advisors to the extent deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, owes a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Rights Issue.
15.	Notices

15.1	Form

Unless expressly stated otherwise in this Agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this Agreement must be in writing, signed by an authorized officer of the sender and marked for attention as set out below in Clause 15.2 or, if the recipient has notified otherwise, then marked for attention in the way last notified.

15.2	Delivery

Notices must be:
15.2.1	left at the address set out below or such other address as may have been notified in writing by the intended recipient to the other parties to this Agreement; or

15.2.2	sent by prepaid post (airmail if appropriate) to the address set out below or such other address as may have been notified in writing by the intended recipient to the other parties to this Agreement; or

15.2.3	sent by fax to the fax number set out below or such other fax number as may have been notified in writing by the intended recipient to the other parties to this Agreement,
The Company: if to the Company, to it at:
KB Financial Group Inc.
9-1, 2-ga, Namdaemun-ro, Jung-gu
Seoul 100-703, Korea
Fax:           82-2-2073-2829
Attention: Woong Won Yoon, General Manager
The Joint Lead Managers and/or Underwriters: if to the Joint Lead Managers and/or Underwriters, to them at:
GOLDMAN SACHS (ASIA) L.L.C., SEOUL BRANCH
21st Floor, Hungkuk Life Insurance Building, 226 Shinmun-ro 1-ga, Jongno-gu
Seoul 110-061, Korea
Fax:           82-2-3788-1800
Attention: David Hyung-Jin Chung, Managing Director

MORGAN STANLEY & CO. INTERNATIONAL PLC, SEOUL BRANCH
22nd/23rd Floor, Hungkuk Life Insurance Building, 226 Shinmun-ro 1-ga, Jongno-gu
Seoul 110-061, Korea
Fax:           82-2-399-4830
Attention: Jae Wook Yoo, Managing Director, Head of Korea Investment Banking
KOREA INVESTMENT & SECURITIES CO., LTD.
27-1, Yeouido-dong, Yeongdeungpo-gu
Seoul 150-745, Korea
Fax:           82-2-3276-5802
Attention: Il-Moon Jung, Senior Executive Managing Director
SAMSUNG SECURITIES CO., LTD.
9F, Jongno Tower Building, 6, 2-ga, Jongno-gu
Seoul 110-789, Korea
Fax:           82-2-2020-7549
Attention: Sungwoo Park, Head of Investment Banking Division
KB INVESTMENT & SECURITIES CO., LTD.
21/22F, Goodmorning Shinhan Tower, 23-2, Yeouido-dong, Youngdungpo-gu
Seoul 150-877, Korea
Fax:           82-2-3777-8129
Attention: Seok Kim
However, if the intended recipient has notified a changed postal address or changed fax number in accordance with this Clause 15, then the communication must be to that address or number.

15.3	Effectiveness

Every notice or communication sent in accordance with Clause 15.2 shall be effective upon receipt by the addressee, except in the case of any notice or communication sent by fax, which shall be effective upon successful dispatch by the sender.

16.	Governing Law and Dispute Resolution
16.1	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Korea.

16.2	Dispute Resolution

All disputes, controversies or claims arising out of or relating to this Agreement, the Offer Documents or the Rights Issue, including any question regarding its existence, validity or termination or the legal relationships established by this Agreement, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC”). The place of the arbitration shall be Singapore and the language of the arbitration shall be in English. The arbitral tribunal (the “Tribunal”) will be composed of three arbitrators. Each party to the arbitration shall be entitled to appoint one arbitrator. The third arbitrator shall be chosen by the two arbitrators appointed by or on behalf of the parties and shall act as the Chairman of the Tribunal. If the two arbitrators appointed by the parties cannot agree on the selection of the third arbitrator within 30 days of the date of confirmation by the ICC of the later of the two party-appointed arbitrators to be confirmed, the third arbitrator shall be appointed by the ICC.
To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

17.	Judgment Currency

If for the purposes of obtaining judgment in a court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

18.	Counterparts

This Agreement may be executed in any number of counterparts each of which when executed and delivered (whether in original or facsimile) shall be an original, but all the counterparts together shall constitute one and the same instrument.

19.	Amendments to Agreement

Amendments to this Agreement shall only be made in writing. This shall also apply to amendments of this Clause 19.

20.	Severability

Should any provision of this Agreement be or become invalid in whole or in part, the other provisions of this Agreement shall remain in force. Any invalid provision shall be deemed replaced by a valid provision which accomplishes as far as legally possible the economic effects of the invalid provision.

21.	Entire Agreement

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Underwriters and the Korean Managers, or any of them (excluding, for the avoidance of doubt, the Korean Management Agreement), with respect to the subject matter hereof.
[SIGNATURE PAGE(S) TO FOLLOW]

     IN WITNESS whereof this Agreement has been entered into on the date first above written.

KB FINANCIAL GROUP INC.
By:	/s/ Young-key Hwang
	Name:	Young-key Hwang
	Title:	Chairman & CEO

UA-1

GOLDMAN SACHS (ASIA) L.L.C., SEOUL BRANCH
By:	/s/ Official Seal
	Name:	John J. Kim
	Title:	Managing Director

MORGAN STANLEY & CO. INTERNATIONAL PLC, SEOUL BRANCH
By:	/s/ Official Seal
Name:
	Title:	Head of the Branch

KOREA INVESTMENT & SECURITIES CO., LTD.
By:	/s/ Official Seal
	Name:	Ryu, Sang-Ho
	Title:	President

SAMSUNG SECURITIES CO., LTD.
By:	/s/ Official Seal
	Name:	Joon Hyun Park
	Title:	Representative Director, CEO

KB INVESTMENT & SECURITIES CO., LTD.
By:	/s/ Myung Han Kim
	Name:	Myung Han Kim
	Title:	CEO / President

UA-2

Schedule 1
Form of Officer’s Certificate
KB Financial Group Inc.
                    , 2009
GOLDMAN SACHS (ASIA) L.L.C.,
SEOUL BRANCH
MORGAN STANLEY & CO. INTERNATIONAL PLC,
SEOUL BRANCH
KOREA INVESTMENT & SECURITIES CO., LTD.
SAMSUNG SECURITIES CO., LTD.
as Underwriters under the Management and Underwriting
      Agreement dated July 10, 2009 relating to the Rights
      Issue (“Underwriting Agreement”)
Ladies and Gentlemen:
I, the undersigned, being a duly authorized officer of KB Financial Group Inc. (the “Company”), hereby certify on behalf of the Company that:
(a)	each of the conditions set out in Clause 2.1 of the Underwriting Agreement has been satisfied or otherwise waived by the Underwriters;

(b)	the warranties, representations and undertakings contained in Clause 10.1 and Schedule 5 of the Underwriting Agreement are true and correct, as at the date of this certificate in respect of the facts and circumstances existing as at the date of this certificate; and

(c)	the Company has complied with its obligations under the Underwriting Agreement to be performed by it on or prior to the date hereof in all material respects.
References to Clauses are to clauses of the Underwriting Agreement. Unless the context otherwise requires, words and expressions used shall have the meaning ascribed to them in the Agreement. This certificate is delivered to you pursuant to Clause 2.1.3 of the Underwriting Agreement.
Sch.1-1

Yours faithfully,

KB Financial Group Inc.
By:
Name:
Title:

Sch.1-2

Schedule 2
Underwriting Commitments

Number of New Shares
Underwriters	Underwritten
Goldman Sachs (Asia) L.L.C., Seoul Branch	7,500,000
Morgan Stanley & Co. International plc, Seoul Branch	7,500,000
Korea Investment & Securities Co., Ltd.	4,500,000
Samsung Securities Co., Ltd.	10,500,000

Total	30,000,000

Sch.2-1

Schedule 3
Documents to be Delivered
1.	The following documents are to be delivered by the Company to the Joint Lead Managers and the Underwriters pursuant to Clause 10.7.9 as soon as practicable after the signing of this Agreement:
(a)	A certified copy of the articles of incorporation of the Company; and

(b)	A certified minutes of the resolution of the Board of Directors approving the Rights Issue.
2.	The following document is to be delivered by the Company to the Joint Lead Managers and the Underwriters pursuant to Clause 10.7.9 on the Closing Date:
(a)	A certified copy of the resolution of the Board of Directors approving the allocation of Rump Shares as requested by the Underwriters.
Sch-3-1

Schedule 4
Subsidiaries
Kookmin Bank
Sch.4-1

Schedule 5
Representations and Warranties
The Company represents, warrants and undertakes to the Underwriters that:
1.	(a)The SRS and the Korean Final Prospectus as at their respective dates contain, or (in the case of documents dated after the date hereof) will contain, all particulars and information required by, and the issue or publication of each of the SRS and the Korean Final Prospectus complies or (in the case of documents dated after the date hereof) will comply in all material respects with, the applicable provisions of the laws, rules and regulations of Korea and all other requirements of the Korea Exchange applicable to the Rights Issue. As at the date hereof and at each of their respective dates, and at the Subscription Dates, the Time of Sale and the Closing Date, each of the SRS and the Korean Final Prospectus did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by an Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Clause 12.2;

(b) on the Effective Date, the Registration Statement did, and when each of the Prospectus are first filed in accordance with Rule 424(b) under the Securities Act and at each of the Subscription Dates, the Time of Sale and the Closing Date, the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act. The documents incorporated by reference in the Prospectus (and any supplement thereto), when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable. On the Effective Date, at the date hereof, and at each of the Subscription Dates, the Time of Sale and the Closing Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) under the Securities Act and at each of the Subscription Dates, the Time of Sale and the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by an Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Clause 12.2;

(c) at each of the Subscription Dates, the Time of Sale and the Closing Date, the Disclosure Package will not contain any untrue statement of a material fact or omit to
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state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by an Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Clause 12.2;

(d) (i) at the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) made any offer relating to the New Shares in reliance on the exemption of Rule 163 under the Securities Act, and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act;

(e) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the New Shares and as of the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the SEC pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer;

(f) the Company meets the requirements for the use of Form F-3 under the Securities Act; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act. The Company agrees to pay the required SEC filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(g) the Registration Statement, at the date hereof, had become effective and meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the SEC;

(h) no Permitted Free Writing Prospectus will include any information that conflicts with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein or deemed to be a part thereof that has not been superseded or modified; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by an Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Clause 12.2;
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(i) all expressions of opinion, intention or expectation expressed by the Company contained in any Offer Document are, (or in the case of documents completed after the date hereof will be) on the respective dates of such Offer Document, honestly held by the Company and are (or will be) fairly based and have been made (or will be made) on reasonable grounds after due and careful consideration and inquiry;
2.	the Company has filed the ADS Registration Statement with the SEC for the registration under the Securities Act of the offering and sale from time to time of ADSs. The Company may have filed one or more amendments thereto since the date hereof, each of which has previously been furnished to the Underwriters. Such ADS Registration Statement at the time of its effectiveness did comply, and on the Closing Date will comply, in all material respects with the applicable requirements of the Securities Act and the rules thereunder, and at the time of its effectiveness, at each of the Subscription Dates, the Time of Sale and the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
3.	(a)	each of the Company and its Subsidiaries:
(i)	has been duly incorporated under applicable jurisdiction of incorporation; and

(ii)	is validly existing and is good standing (where applicable) as a corporation under the laws of the applicable jurisdiction of incorporation, with full power and authority to operate its assets and conduct its business as described in the Offer Documents;

(b)	none of the Company or any of its Subsidiaries:
(i)	has stopped payment or is threatening to stop payment of its debts generally;

(ii)	has admitted its inability to pay its debts;

(iii)	has ceased or threatened to cease to carry on its business or a substantial part of its business;

(iv)	has any unsatisfied judgments outstanding against it whether in part or in whole, the failure to so satisfy will have a Material Adverse Effect; or

(v)	is in liquidation or adjudicated insolvent;
(c)	no steps have been taken by any person for or with a view to the appointment of a liquidator, provisional liquidator, interim receiver, receiver and/or manager, judicial manager, interim judicial manager or special manager of the Company or
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any of its Subsidiaries or any of their respective assets, properties, revenues or undertakings; and

(d)	no distress or execution or other process is being enforced upon or issued out against the whole or any substantial part of the business and assets or undertaking of any of the Company or its Subsidiaries;
4.	all corporate and other approvals and authorizations required by the articles of incorporation of the Company for:
(a)	the execution and delivery of, and performance of its obligations under, this Agreement, the Rights Agency Agreement, the Deposit Agreement, the SRS and the other Offer Documents;

(b)	the issue of the SRS and the other Offer Documents;

(c)	the allotment and issue of a number of Shares equal to the New Shares;

(d)	the issue and distribution of the Subscription Rights;

(e)	the offer and sale of the New Shares to Korean and international investors, including in the United States; and

(f)	the allotment and issue of the Rump Shares (the approval for which shall be obtained on or about August 28, 2009, or such other date as determined by the Company with the written consent from the Underwriters, which consent shall not be unreasonably withheld), have been obtained and are unconditional (or, in the case of paragraph (f), by the Closing Date, will have been obtained and be unconditional) and are in full force and effect and no event has occurred or is reasonably expected to occur which allows, or after notice and/or passage of time would allow, revocation or termination thereof;

5.	each of this Agreement and the Deposit Agreement has been, and the Rights Agency Agreement will be, duly authorized, executed and delivered by the Company and is or will be enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

6.	upon issuance by the ADR Depositary of the ADRs evidencing the New ADSs against deposit in accordance with the provisions of the Deposit Agreement of the underlying New Shares, the New ADSs will be duly and validly issued and persons in whose names the New ADSs are duly registered will be entitled to the rights specified in the New ADSs and in the Deposit Agreement; and upon issuance by the ADR Depositary of the ADS Rights in accordance with the provisions of the Rights Agency Agreement, such
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ADS Rights will be duly and validly issued and persons in whose names such ADS Rights are duly registered will be entitled to the rights specified in the ADS Rights and in the Rights Agency Agreement;

7.	none of the issue and sale of the New Shares, the New ADSs or the Subscription Rights, the execution and delivery of this Agreement, the issue, distribution and availability of the Offer Documents or any amendment or supplement thereto, the consummation of any of the transactions contemplated herein, the Rights Agency Agreement or the Deposit Agreement, the fulfillment of the terms hereof or thereof will or would conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets, whether with the passage of time or giving of notice or otherwise, of the Company pursuant to:
(a)	the articles of incorporation of the Company;

(b)	the terms of any indenture, contract, lease, charge, debenture, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its Subsidiaries is a party or bound or to which their respective assets or properties is subject; or

(c)	any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over, the Company or any of its Subsidiaries or any of their respective assets and properties, except where, in the case of sub-paragraphs (b) and (c) above, such conflict, breach, violation or imposition, individually or in the aggregate, would not have a Material Adverse Effect;

8.	assuming compliance by the Underwriters with the provisions of Clause 10.11, all consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities having jurisdiction over the Company or the Rights Issue required to be obtained or made by the Company have been obtained or made (or will be made on or prior to the date thereof) for each of (i) the issue of the Subscription Rights, (ii) the issue of the New Shares and the New ADSs, (iii) the New Shares Listing, (iv) the Subscription Rights Listing, (v) the sale and delivery of any New Shares by the Company, and (vi) the execution, delivery and performance by the Company of this Agreement, the Rights Agency Agreement or the Deposit Agreement;
9.	(a)	the authorized, issued and outstanding Shares of the Company are as set forth in the Offer Documents;
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(b)	the issued and outstanding Shares have been duly authorized and validly issued and fully paid and non-assessable; the New Shares have been duly and validly authorized;

(c)	none of the issued and outstanding Shares were issued in violation of the preemptive or other similar rights of any Shareholder of the Company; and

(d)	except as disclosed in the Offer Documents, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights or options, to purchase or to subscribe for, or obligations or commitments of the Company to create, issue, sell or otherwise dispose of, any securities (or any such shares, warrants, rights, options or obligations) of the Company;
10.	the Subscription Rights will be allotted:
(a)	in accordance with the terms of this Agreement and the Offer Documents; and

(b)	free from all liens, charges, encumbrances and other third party or preemptive rights;
11.	(a)	the New Shares, when allotted, issued and delivered and paid for pursuant to this Agreement and the Offer Documents, will be duly and validly allotted, issued and fully paid, and the subscribers of the New Shares will be entitled to the rights as set out in the Company’s articles of incorporation and under applicable law;
(b)	the New Shares will be issued free from all liens, charges, encumbrances and other third party or preemptive rights;

(c)	the New Shares (as with the existing Shares) will be freely transferable on the Korea Exchange after the New Shares Listing is completed and will rank pari passu in all respects with the Shares in issue as of the Business Day immediately following the Closing Date;

(d)	except as otherwise disclosed in the Offer Documents existing as of the date hereof, the New Shares to be issued by the Company may be freely deposited by the Company with the ADR Depositary against issuance of ADSs; and

(e)	there are no restrictions on the voting of the Shares or in the declaration or payment of any dividend or distribution thereon other than those restrictions set out in the Offer Documents, and the New Shares and the Subscription Rights will conform in all material respects to the description thereof in the Offer Documents;
12.	notwithstanding anything to the contrary in this Agreement, the Bank will not be granted any Subscription Rights;
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13.	neither the Company nor any of its Subsidiaries is:
(a)	in violation or default of any provision of its articles of incorporation;

(b)	in violation or default of any statute, law, rule, regulation (including the Korea Exchange Listing Manual and the NYSE Listing Manual), judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties; or

(c)	in violation or default of (nor has any event occurred that, with notice or lapse of time or both, would constitute a default) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, or other agreement or instrument or undertaking to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound, or to which any of any of the properties of the Company or any of its Subsidiaries is subject, except in the case of sub-paragraphs (b) and (c) only, where such violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

14.	except as disclosed in the Offer Documents, no action, suit, litigation, arbitration, investigation or administrative action or other proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or any of their respective properties is pending or, to the best of the Company’s knowledge, threatened that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

15.	each of the Auditors who audited or reviewed the financial statements and notes included or incorporated by reference in the SRS, the Prospectus and the other Offer Documents are (i) independent auditors with respect to the Company as required by the laws of Korea and the applicable rules and regulations under such laws and (ii) independent public accountants with respect to the Company within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States);

16.	the Company and each of its Subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Offer Documents, or such as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and all real property and buildings held under lease by the Company or any of its Subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

17.	neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of
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the Company to facilitate the sale or resale of the New Shares, New ADSs or the Subscription Rights;
18.	(a)	the consolidated financial statements, together with the related notes, included or incorporated by reference in the SRS, the Prospectus and the other Offer Documents present fairly, in all material respects, the financial position of the Company and its Subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements comply as to form with the applicable accounting requirements of the Securities Act (in the case of such financial statements included or incorporated by reference in the Prospectus) and have been prepared in conformity with generally accepted accounting principles of Korea or the United States, except as stated therein, as the case may be, applied on a consistent basis throughout the relevant periods;
(b)	the non-consolidated interim financial statements, together with the related notes, included or incorporated by reference in the SRS, the Prospectus and the other Offer Documents present fairly, in all material respects, the financial position of the Company or the Bank, as applicable, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company or the Bank, as applicable, for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles of Korea, except as stated therein, applied on a consistent basis throughout the relevant periods; and

(c)	the selected financial data and the summary financial information included or incorporated by reference in the SRS, the Prospectus and the other Offer Documents present fairly, in all material respects, the information shown therein at the dates and for the periods indicated therein, and have been compiled on a basis consistent with that of the audited or reviewed financial statements included or incorporated by reference in the Prospectus and the other Offer Documents except as stated therein, respectively;
19.	The Company and each of its Subsidiaries make and keep accurate books and records and maintains internal accounting controls which provide reasonable assurance that transactions are executed in accordance with management’s authorization, transactions are recorded as necessary to permit preparation of its financial statements in conformity with both U.S. GAAP and Korean GAAP and to maintain accountability for its assets, access to its assets is permitted only in accordance with management’s general or specific authorization and the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
20.	(a)	the Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate regulatory authorities or required under the provisions of all applicable laws necessary to conduct the business of
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the Company and its Subsidiaries as described in the Offer Documents, the lack of which would have a Material Adverse Effect;

(b)	neither the Company nor its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if subject to an unfavorable decision, making or finding, would have a Material Adverse Effect;
21.	no labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is threatened, except as described in the Offer Documents or as would not have a Material Adverse Effect;

22.	other than as set forth in the Offer Documents, no stamp or other issuance or transfer taxes, levies or duties or any other tax and no capital gains, income (other than income tax payable by any Underwriters, recipients of Subscription Rights or subscribers for New Shares whose net income is generally subject to tax by Korea), withholding or other taxes are payable or will be payable immediately following the completion of any of the transactions contemplated hereunder by or on behalf of the recipients of Subscription Rights, subscribers for New Shares, including those procured by the Underwriters, or the Underwriters in Korea or any political subdivision or taxing authority thereof or therein in connection with (i) the issue and delivery of the Subscription Rights, (ii) the deposit by the Company of the New Shares with the KSD, and the deposit with the ADR Depositary of the underlying New Shares being sold by the Company in the Rights Issue against issuance of ADRs evidencing New ADSs, (iii) the issue, sale and delivery of New Shares and New ADSs to the subscribers thereof, or (iv) the performance by the Company of its obligations under this Agreement, it being understood that any subsequent transfer of Subscription Rights, Shares or ADSs by the subscribers thereof, including those procured by the Underwriters, or the Underwriters, may cause such taxes to be payable by such persons or their transferees;

23.	except as described in the Offer Documents, the Company and each of its Subsidiaries have filed all tax returns required to be filed through the date hereof and have paid all taxes due thereon except for failure to file or pay which is not expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, might have) a Material Adverse Effect;

24.	the Offer Documents accurately and fully describe all material off-balance sheet transactions, arrangements, and obligations; and, except as disclosed in the Offer Documents, the Company and its Subsidiaries have no guarantees or contingent payment obligations other than in its ordinary course of business;

25.	prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the New Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act)
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in connection with the offer or sale of the New Shares, in each case other than as contemplated by this Agreement; unless the Company obtains the prior consent of the Joint Lead Managers, until the termination of this Agreement, it has not made and will not make any offer relating to the New Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act), other than the Permitted Free Writing Prospectus, respectively;

26.	prior to the execution of this Agreement, the Company has not, directly or indirectly, offered any of the New Shares in Korea; the Company has not accepted and will not accept any offer to purchase New Shares (except from members of the ESOA) before the Final SRS becomes effective and the Korean Final Prospectus is delivered;

27.	since the respective dates as of which information is given in the Offer Documents existing as of such date, except as otherwise stated therein, there has been no material adverse change in or affecting the condition (financial, operational, legal or otherwise) or the earnings, prospects, stockholder’s equity, results of operations or business affairs of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business;

28.	any statistical and market-related data included in the Offer Documents are based on or derived from sources that the Company believes to be reliable and accurate, and where necessary, the Company has obtained the written consent to the use of such data from such sources;

29.	the Bank is the only significant subsidiary of the Company as defined by Rule 1.02 of Regulation S-X;

30.	the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with Korean and U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Offer Documents, since the end of the Company’s most recent audited fiscal year, neither the Company nor its auditors have identified any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

31.	there are no material transactions between the Company or its Subsidiaries, on the one hand, and any of their respective directors, executive officers, affiliates or shareholders, on the other hand, which are required to be disclosed in the Offer Documents and are not
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so disclosed, and each such transaction is on terms no less favorable to the Company as could be obtained with an unaffiliated third party;

32.	the Company is not and, after giving effect to the Rights Issue, allotment and issuance of the New Shares to be allotted by it and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended;

33.	the Company is not and, after giving effect to the sale of the New Shares and the application of the proceeds thereof, does not intend or reasonably expect to become a “passive foreign investment company”, a “foreign personal holding company” or a “foreign investment company”, each within the meaning of the U.S. Internal Revenue Code of 1986, as amended;

34.	none of the Company or each of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or each of its Subsidiaries is a person or entity (“Person”) that is currently the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or located, organized or resident in a country or territory that is the subject of an OFAC sanctions program (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the offering of the New Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of any sanctions administered or enforced by OFAC or in any other manner that will result in a violation of OFAC sanctions by any Person;

35.	none of the Company, its Subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payment to any foreign or domestic government official or employee from corporate funds, and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and, to the best knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and

36.	the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the U.S. International Money Laundering Abatement and the U.S. Terrorism Financing Act of 2001 and the applicable money laundering statutes of Korea and the United States and the rules and
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regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency of Korea or the United States (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
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Schedule 6
Form of Legal Opinion
Cleary Gottlieb Steen & Hamilton LLP

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Schedule 7
Form of Legal Opinion
Patterson Belknap Webb & Tyler LLP

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Exhibit A
Form of Notice from the Company to the Underwriters
August 28, 2009
GOLDMAN SACHS (ASIA) L.L.C.,
SEOUL BRANCH
MORGAN STANLEY & CO. INTERNATIONAL PLC,
SEOUL BRANCH
KOREA INVESTMENT & SECURITIES CO., LTD.
SAMSUNG SECURITIES CO., LTD.
Ladies and Gentlemen:
     Reference is made to the Management and Underwriting Agreement dated July 10, 2009 entered into by you and us (as amended from time to time, the “Underwriting Agreement”). Unless otherwise defined in this letter, capitalized terms defined in the Underwriting Agreement shall have the same meanings in this letter.
     We hereby give you notice, in accordance with Clause 2.1.4 of the Underwriting Agreement, that the aggregate number of Rump Shares is                      Shares. This is based on                      New Shares taken up as of the Last Subscription Date. The number of Rump Shares set out in this letter shall be final and binding on the Company for all purposes.

Very truly yours, KB Financial Group Inc.
By:
Name:
Title:

Exh. A-1

Accepted as of August 28, 2009 on behalf of themselves GOLDMAN SACHS (ASIA) L.L.C., SEOUL BRANCH
By:
Name:
Title:

MORGAN STANLEY & CO. INTERNATIONAL PLC, SEOUL BRANCH
By:
Name:
Title:

KOREA INVESTMENT & SECURITIES CO., LTD.
By:
Name:
Title:

SAMSUNG SECURITIES CO., LTD.
By:
Name:
Title:

Exh. A-2